M E M O R A N D U M

TO:	Directors, Executive Officers and Other Key Employees
FROM:	Robert Goldstein (Chairman of the Board, President and Chief Executive Officer)
RE:	Transactions Involving Company Securities—Our Pre-Clearance and Blackout Periods Procedures and Broker Interface Procedures

This memorandum, and the corresponding Insider Trading Policy set forth herein, and the Consent Resolutions of the Board of Directors approving such Insider Trading Policy, shall be incorporated into the books and records of US Nuclear Corp.

As you know, the Company’s Board of Directors recently adopted the Company’s Insider Trading Policy. The new policy is set forth in the US Nuclear Corp. Insider Trading Policy (the “Insider Trading Policy”), the consent resolutions of the Board of Directors, and this memorandum to all employees, officers and directors dated April 19, 2018. All capitalized terms in this memorandum are defined in the Insider Trading Policy which is available for review on EDGAR. The Insider Trading Policy includes procedures governing transactions in Company Securities by directors and executive officers, including procedures to address the two-day Form 4 filing requirement applicable to all directors and executive officers subject to Section 16. Certain of the new procedures apply also to non-executive employees who regularly become aware of earnings information or other material nonpublic information about the Company. This memorandum describes these procedures. Capitalized terms in this memorandum are defined in the Insider Trading Policy.

Pre-Clearance Procedures

The persons designated by the Compliance Officer as being subject to these procedures, as well as the Family Members and Controlled Entities of such persons, may not engage in any transaction in Company Securities without first obtaining pre-clearance of the transaction from the Compliance Officer. A request for pre-clearance should be submitted to the Compliance Officer at least two (2) business days in advance of the proposed transaction. The Compliance Officer is under no obligation to approve a transaction submitted for pre-clearance and may determine not to permit the transaction. If a person seeks pre-clearance and permission to engage in the transaction is denied, then he or she should refrain from initiating any transaction in Company Securities and should not inform any other person of the restriction.

When a request for pre-clearance is made, the requestor should carefully consider whether he or she may be aware of any material nonpublic information about the Company and should describe fully those circumstances to the Compliance Officer. The requestor should also indicate whether he or she has affected any non-exempt “opposite-way” transactions within the past six months, and should be prepared to report the proposed transaction on an appropriate Form 4 or Form 5. The requestor should also be prepared to comply with SEC Rule 144 and file Form 144, if necessary, at the time of any sale.

Quarterly Trading Restrictions

The persons designated by the Compliance Officer as subject to this restriction, as well as their Family Members or Controlled Entities, may not conduct any transactions involving the Company’s Securities (other than as specified by this Policy), during a “Blackout Period” beginning twenty-one (21) days prior to the end of each fiscal quarter and ending on the second (2nd) business day following the date of the public release of the Company’s earnings results for that quarter. In other words, these persons may only conduct transactions in Company Securities during the “Window Period” beginning on the second (2nd) business day following the public release of the Company’s quarterly earnings and ending three (3) weeks prior to the close of the next fiscal quarter.

Event-Specific Trading Restriction Periods

From time to time, an event may occur that is material to the Company and is known by only a few directors, officers and/or employees. So long as the event remains material and nonpublic, the persons designated by the Compliance Officer may not trade Company Securities. In addition, the Company’s financial results may be sufficiently material in a particular fiscal quarter that, in the judgment of the Compliance Officer, designated persons should refrain from trading in Company Securities even sooner than the typical Blackout Period described above. In that situation, the Compliance Officer may notify these persons that they should not trade in the Company’s Securities, without disclosing the reason for the restriction.

The existence of an event-specific trading restriction period or extension of a Blackout Period will not be announced to the Company as a whole and should not be communicated to any other person. Even if the Compliance Officer has not designated you as a person who should not trade due to an event-specific restriction, you should not trade while aware of material nonpublic information. Exceptions will not be granted during an event-specific trading restriction period.

Exceptions

The quarterly trading restrictions and event-driven trading restrictions do not apply to those transactions to which the Policy does not apply, as described in the Policy under the headings “Transactions Under Company Plans” and “Transactions Not Involving a Purchase or Sale.” Further, the requirement for preclearance, the quarterly trading restrictions and event-driven trading restrictions do not apply to transactions conducted pursuant to approved Rule 10b5-1 plans, described in the Policy under the heading “Rule 10b5-1 Plans.”

Our Broker Interface Procedures

The reporting of transactions under Section 16(a) requires a tight interface with brokers handling transactions for our executives. A knowledgeable, alert broker can act as a gatekeeper, helping ensure compliance with our pre-clearance procedures and helping prevent inadvertent violations. We have established a coordinated procedure with of brokerage firm. Those of you who are not currently using as your broker are encouraged to enter all your Company

Securities transactions through him/her.

Whether you choose to utilize your own broker, we will require that you and your broker sign the enclosed Broker Instruction/Representation, which imposes two requirements on the broker handling your transaction in company stock:

1.	Not to enter any order (except for orders under pre-approved Rule 10b5-1 plans) without:
(a)	first verifying with the Company that your transaction was pre-cleared; and
(b)	complying with the brokerage firm’s compliance procedures (e.g., Rule 144);

2.       To report immediately to the company via:

(a)	telephone; and
(b)	in writing (via e-mail or fax) the details of every transaction involving Company Securities, including gifts, transfers, pledges, and all 10b5-1 transactions.

If you have not already done so, please sign and have your broker sign the enclosed Broker Instruction/Representation Form and return it to us no later than so that we can work out with your broker a coordinated procedure.

Post-Termination Transactions

The Policy continues to apply to transactions in Company Securities even after termination of service to the Company. If an individual is in possession of material nonpublic information when his or her service terminates, that individual may not trade in Company Securities until that information has become public or is no longer material.

Company Assistance

Any person who has a question about this memorandum or the Policy, or their application to any proposed transaction may obtain additional guidance from the Compliance Officer.

Certifications

All directors, officers and other employees subject to the procedures set forth in this memorandum must certify their understanding of, and intent to comply with, the Company’s Policy, including the procedures set forth in this memorandum. Please return the enclosed certification immediately.

Power of Attorney

In order to enable the Company to prepare and file the Forms 4 on a timely basis, it is imperative that you sign and return immediately the enclosed power of attorney.

CERTIFICATION

I certify that:

1.	I have read and understand the Company’s Insider Trading Policy and the Memorandum to Directors, Executive Officers and Other Key Employees dated April 19, 2018 covering pre-clearance and broker interface procedures and blackout periods (collectively, the “Insider Trading Policy”).
2.	I understand that the Compliance Officer is available to answer any questions I have regarding the Insider Trading Policy.
3.	Since April 19, 2018, or such shorter period of time that I have been an employee or director of the Company, I have complied with the Insider Trading Policy.
4.	I will continue to comply with the Insider Trading Policy for as long as I am subject to the Policy.

________________________________________

Name: ______________________________

Date: